EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT




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                         SUBSIDIARIES OF THE REGISTRANT


The only subsidiary of Galaxy Investments, Inc. is Dolphin Energy Corporation, a Nevada corporation, which does business under that name.